Exhibit 99.1

February 3, 2026

Fellow Shareholders:

Fiscal 2026 marks a step change in our trajectory. Having successfully closed the Hulu + Live TV combination, we have established a strong foundation as a scaled platform with 6.2 million subscribers. While this enhances Fubo’s position in Pay TV, our ambition is to scale further and rival the industry’s incumbents.

Today, we accelerate that pursuit with our announcement of plans for a new reseller and marketing arrangement with ESPN. Per comScore, ESPN reached more than 4 out of every 5 U.S. adults in November 2025, representing hundreds of millions of unique fans across ESPN digital and other platforms. We are working with ESPN to include Fubo Sports in ESPN’s commerce flow, which we expect to lower our cost of acquisition and position Fubo as the premier destination for fans. This arrangement is subject to the negotiation of definitive agreements.

2026 is the year of scaling with purpose. With the integration well underway, we are focused on expanding our reach, driving higher yields through our combined ad tech, and enforcing portfolio discipline to maximize margins. Simultaneously, we are accelerating our product roadmap to deliver the next generation of consumer-centric innovations—specifically in product, technology and packaging—that differentiate our offering. We look forward to keeping you updated as we unlock the full potential of the combined Fubo and Hulu + Live TV business.

Q1 Fiscal 2026 Highlights

To facilitate comparability between periods, the following presents our Q1 fiscal 2026 results compared to Q1 fiscal 2025 results on an as-reported basis and pro forma basis, which gives effect to the Company’s business combination with Hulu + Live TV as if it had been completed at the beginning of the first period presented.1

●	Reported Revenue of $1.549 billion, compared to $1.106 billion (up 40% Y/Y)
●	Pro Forma Revenue of $1.683 billion, compared to $1.588 billion (up 6% Y/Y)
●	Total North America (NA) Subscribers of 6.2 million, compared to 6.3 million

1 As-reported financial results and information included herein, including historical periods and a portion of the current period, (x) reflect the results of the Hulu Live Business prepared on a carve-out basis, excluding the results of the historical Fubo business, for periods prior to October 29, 2025 (the “Closing Date”) and (y) the results of the combined Fubo and Hulu Live businesses as of and after the Closing Date. See “Basis of Presentation” and “Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures” for further information.

1

●	Reported Net Loss of $19.1 million, compared to $38.6 million
●	Pro Forma Net Loss of $46.4 million, compared to $130.4 million
●	Pro Forma Adjusted EBITDA[2] of $41.4 million, compared to $22.0 million
●	Cash Position: Fubo ended the quarter with $458.6 million in cash, cash equivalents and restricted cash on hand.
●	Over the trailing twelve months:

○	Reported Revenue of $4.9 billion, and Pro Forma Revenue of $6.2 billion
○	Reported Net Loss of $136.8 million, and Pro Forma Net Loss of $94.0 million
○	Pro Forma Adjusted EBITDA of $77.9 million

●	Reported Earnings Per Share (“EPS”) loss of $0.02

We ended the quarter with 351,921,075 shares of Class A common stock issued and outstanding and 947,910,220 shares of Class B common stock (vote only) issued and outstanding.

Summary Financials (millions)
Global
Fiscal Quarter	1Q25	2Q25	3Q25	4Q25	1Q26
Quarter Ending	12/28/2024	3/29/2025	6/28/2025	9/27/2025	12/31/2025
Revenue	$1,106.0	$1,125.5	$1,073.8	$1,107.7	$1,548.7
Pro Forma Revenue	$1,588.4	$1,564.3	$1,483.8	$1,501.7	$1,683.1
Net Income (Loss)	$(38.6)	$(40.9)	$(38.0)	$(38.8)	$(19.1)
Pro Forma Net Income (Loss)	$(130.4)	$120.6	$(72.0)	$(96.3)	$(46.4)
Pro Forma Adjusted EBITDA	$22.0	$1.4	$31.0	$4.1	$41.4

North America (NA)
Fiscal Quarter	1Q25	2Q25	3Q25	4Q25	1Q26
Quarter Ending	12/28/2024	3/29/2025	6/28/2025	9/27/2025	12/31/2025
Revenue	$1,106.0	$1,125.5	$1,073.8	$1,107.7	$1,542.9
Pro Forma Revenue	$1,579.1	$1,556.0	$1,475.1	$1,493.2	$1,674.5
Total Subscribers	6.3	5.9	5.6	6.0	6.2

2 Pro Forma Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of this measure to the most directly comparable U.S. GAAP financial measure, Pro Forma Net Loss (prepared in accordance with Article 11 of Regulation S-X), please refer to the “Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures” section of this letter. See “Basis of Presentation” and “Key Performance Metrics and Non-GAAP Financial Measures” for more information.

2

Rest of World (ROW)
Fiscal Quarter	1Q25	2Q25	3Q25	4Q25	1Q26
Quarter Ending	12/28/2024	3/29/2025	6/28/2025	9/27/2025	12/31/2025
Revenue	$-	$-	$-	$-	$5.8
Pro Forma Revenue	$9.4	$8.3	$8.6	$8.6	$8.6
Total Subscribers	0.362	0.354	0.349	0.342	0.335

North America Advertising

Reported advertising revenue was $91.5 million. Pro forma advertising revenue was $123.5 million in the quarter, compared to $128.7 million in the comparable prior-year period. Looking ahead, we expect to complete the migration of Fubo’s ad tech stack into the Disney Ad Server later this month. Once live, Fubo inventory will be packaged and sold alongside premium Disney+, ESPN+, and Hulu inventory. This is a transformation of our advertising business; by unifying our sales team and inventory with Disney, we expect to drive a meaningful uplift in both CPMs and fill rates, capturing greater value from every hour streamed.

Content and Distribution

As part of our ongoing efforts to enhance value to our users with additional programming options, in 2025 we launched Pay-Per-View and are encouraged by the early results. Our exclusive coverage of the UEFA European Qualifiers to FIFA World Cup 2026™ drove a 200% increase in Pay-Per-View sales quarter-over-quarter. This burgeoning revenue stream validates our ability to monetize super-fans beyond the base subscription. Additionally, we expanded the Hulu + Live TV news offering with the addition of C-SPAN and its portfolio of channels, ensuring our entertainment-focused subscribers have access to unfiltered public affairs programming.

3

In late November, we made the difficult decision to remove programming from NBCU and Versant from Fubo and gave our affected subscribers a price-reduction. The subscriber impact following the removal of NBC content has been better than our expectations. This validates the resilience of our sports-first value proposition and our customers’ willingness to supplement Fubo with other services rather than churning. We will continue to evaluate our programming portfolio across our 6.2 million subscriber footprint to ensure we are maximizing value.

Guidance

We will continue to revisit issuing guidance in future quarters as we have better visibility on the timing and impact of our combined company initiatives.

Conclusion

2025 was a pivotal year for Fubo as we completed our business combination with Hulu + Live TV. Together, we sought to enhance consumer choice by unlocking the full potential of our complementary capabilities. We remain firmly focused on delivering value to consumers and shareholders alike while we enter the next phase of our journey.

Sincerely,

David Gandler, co-founder and CEO

1Q26 Earnings Live Conference Call

Fubo CEO, David Gandler, and CFO, John Janedis, will host a live conference call today at 8:30 a.m. ET to deliver brief remarks on the quarter followed by a question-and-answer session. The live webcast will be available on the Events & Presentations page of Fubo’s Investor Relations website. An archived replay of the webcast will be available on our website shortly after the conclusion of the call. Participants should join the call at least 10 minutes prior to ensure that they are connected prior to the event.

More Information

We encourage you to read our full set of financial statements and SEC filings and to sign up for email alerts on the investor relations section of our website at ir.fubo.tv.

Additional information is available at www.sec.gov under FuboTV Inc.’s filings, as well as https://ir.fubo.tv.

Fubo intends to use its website as a disclosure channel and investors are encouraged to refer to it, as well as press releases and SEC filings. The Company encourages reading the full set of financial statements and related disclosures in its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2025 that will be filed with the SEC.

About FuboTV Inc.

FuboTV Inc. (NYSE: FUBO) is a consumer-first live TV streaming company with the mission of delivering premium sports, news and entertainment programming through a best-in-class user experience that offers greater choice, flexibility and value. The sixth largest Pay TV company in the U.S. (UBS estimates) and ranked among The Americas’ Fastest-Growing Companies 2025 by the Financial Times, FuboTV Inc. owns Hulu + Live TV (entertainment), Fubo (sports) and Molotov (entertainment and sports), which stream in markets around the globe. FuboTV Inc. is an affiliate of The Walt Disney Company.

Learn more at https://fubo.tv

4

Forward-Looking Statements

This letter contains forward-looking statements of FuboTV Inc. (the “Company” or “Fubo”) that involve substantial risks and uncertainties. All statements contained in this letter that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, our financial results, our offerings and the benefits of any expanded product offerings, our partnerships and other arrangements, including our reseller and marketing plans with ESPN, our sports programming and packaging, distribution and consumer preferences, the benefits of our business combination with Hulu + Live TV (the “Business Combination”), including expected synergies and advantages for consumers, and timing and benefits of our ad tech migration to Disney. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; risks related to the integration of the Hulu + Live TV business; risks related to our organizational structure following completion of the Business Combination; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; risks related to the Business Combination; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; risks related to our commercial arrangements with Hulu; obligations imposed on us through our agreements with certain distribution partners; our ability to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to our conversion to a Delaware corporation and our status as a “controlled company”; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2025, to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this letter represent Fubo’s views as of the date of this letter. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this letter.

5

(FuboTV Inc. As-Reported Financial Statements begin on the following pages)

FuboTV Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	For the Three Months Ended
	December 31,	December 28,
	2025	2024
	Unaudited	Unaudited
Revenues
Subscription	$292,233	$-
Related party	1,160,434	1,102,461
Advertising	91,523	-
Other	4,498	3,531
Total revenues	1,548,688	1,105,992
Operating expenses
Subscriber related expenses	953,516	484,330
Subscriber related expenses - related party	474,264	618,130
Broadcasting and transmission	8,863	-
Sales and marketing	59,250	2,236
Technology and development	13,617	-
General and administrative	35,291	39,883
Depreciation and amortization	24,230	-
Total operating expenses	1,569,031	1,144,579
Operating loss	(20,343)	(38,587)

Other income (expense)
Interest expense, net	(1,443)	-
Amortization of debt premium, net	3,062	-
Other income	27	-
Total other income (expense)	1,646	-

Loss from before income taxes	(18,697)	(38,587)
Income tax provision	(367)	-
Net loss	(19,064)	(38,587)

Less: Net loss attributable to non-controlling interest	13,088	-
Net loss attributable to common shareholders	$(5,976)	$(38,587)

Other comprehensive income (loss)
Foreign currency translation adjustment	(162)	-
Comprehensive loss attributable to common shareholders	$(6,138)	$(38,587)

Net loss per share - basic and diluted	$(0.02)	$-

Weighted average shares outstanding:
Basic and diluted	349,096,793	-

Stock-based compensation was allocated as follows:
Subscriber related expenses	48	-
Sales and marketing	3,014	-
Technology and development	1,986	-
General and administrative	7,647	-
Total stock-based compensation	12,695	-

6

FuboTV Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	September 27,
	2025	2025
	Unaudited	Audited
ASSETS
Current assets
Cash and cash equivalents	$452,411	$-
Accounts receivable, net	111,279	6,655
Accounts receivable, net - related party	371,943	-
Prepaid and other current assets	47,191	-
Total current assets	982,824	6,655

Property and equipment, net	5,930	-
Restricted cash	6,148	-
Intangible assets, net	435,736	-
Goodwill	2,614,161	1,296,000
Right-of-use assets	33,782	-
Other non-current assets	16,432	-
Total assets	$4,095,013	$1,302,655

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$56,089	$-
Accrued expenses and other current liabilities	639,601	370,933
Related party current liabilities	225,773	16,396
Deferred revenue	94,088	-
Convertible notes, net - current portion	144,765	-
Long-term borrowings - current portion	588	-
Current portion of lease liabilities	2,821	-
Total current liabilities	1,163,725	387,329

Convertible notes, net	234,329	-
Deferred tax liabilities	1,397	-
Lease liabilities	31,021	-
Other long-term liabilities	13,504	-
Total liabilities	1,443,976	387,329

COMMITMENTS AND CONTINGENCIES (Note 13)
Redeemable non-controlling interest	2,375,551	-

Shareholders’ equity:
Class A common stock par value $0.0001: 5,000,000,000 and 0 shares authorized at December 31, 2025 and September 27, 2025, respectively; 351,921,075 and 0 shares issued and outstanding at December 31, 2025 and September 27, 2025, respectively	35	-
Class B common stock par value $0.0001: 2,000,000,000 and 0 shares authorized at December 31, 2025 and September 27, 2025, respectively; 947,910,220 and 0 shares issued and outstanding at December 31, 2025 and September 27, 2025, respectively	95	-
Additional paid-in capital	281,494	915,326
Accumulated deficit	(5,976)	-
Accumulated other comprehensive loss	(162)	-
Total shareholders’ equity	$275,486	$915,326
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,095,013	$1,302,655

7

FuboTV Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended
	December 31,	December 28,
	2025	2024
	Unaudited	Unaudited
Cash flows from operating activities
Net loss	$(19,064)	$(38,587)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	24,230	-
Stock-based compensation	12,695	-
Amortization of debt premium, net	(3,062)	-
Deferred income tax provision	186	-
Amortization of right-of-use assets	519	-
Changes in operating assets and liabilities of business:
Accounts receivable, net	(398,852)	(481)
Prepaid expenses and other assets	(6,246)	-
Accounts payable	11,179	-
Accrued expenses and other liabilities	184,051	(3,525)
Deferred revenue	(5,487)	-
Lease liabilities	(459)	-
Net cash used in operating activities	(200,310)	(42,593)

Cash flows from investing activities
Acquisition of Fubo, net of cash acquired	268,056	-
Purchases of property and equipment	(520)	-
Capitalization of internal use software	(3,189)	-
Net cash provided by investing activities	264,347	-

Cash flows from financing activities
Proceeds from the issuance of common stock	95	-
Pre-combination net contributions from Disney	394,499	42,593
Proceeds from exercise of stock options	36	-
Repayments of notes payable and long-term borrowings	(108)	-
Net cash provided by financing activities	394,522	42,593

Net increase in cash, cash equivalents and restricted cash	458,559	-
Cash, cash equivalents and restricted cash at beginning of period	-	-
Cash, cash equivalents and restricted cash at end of period	$458,559	$-

Supplemental disclosure of cash flows information:
Interest paid	40	-
Income taxes paid	37	-

Non-cash financing and investing activities:
Redeemable non-controlling interest	2,375,551	-

8

Basis of Presentation

On October 29, 2025 (the “Closing Date”), FuboTV Inc. (the “Company” or “Fubo”), The Walt Disney Company (“Disney”) and Hulu, LLC (“Hulu”) consummated the transactions contemplated by the Business Combination Agreement, dated as of January 6, 2025, by and among Fubo, Disney and Hulu, pursuant to which the parties combined Fubo’s existing business with Disney’s Hulu + Live TV business (the “Hulu Live Business” and, such transactions, collectively, the “Business Combination”).

The Company has accounted for the Business Combination as a reverse acquisition of the Company using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), with the Hulu Live Business treated as the accounting acquirer. Accordingly, commencing with the fiscal quarter ended December 31, 2025, the historical combined carve-out financial statements of the Hulu Live Business are presented as the historical financial statements of the Company. Prior to the Business Combination, the Hulu Live Business operated as part of Hulu, which is controlled and consolidated by Disney, and, therefore, its historical financial statements were prepared on a carve-out basis from Disney and Hulu, including allocations of certain corporate costs, shared services, and assets and liabilities that were not historically operated or financed on a standalone basis.

Accordingly, the financial results and information included herein for the current period reflects (x) the results of the Hulu Live Business prepared on a carve-out basis for the period from September 28, 2025 through October 28, 2025, and excludes Fubo’s results for this period, and (y) the results of combined Fubo and Hulu Live businesses for the period from October 29, 2025 through December 31, 2025. The financial results and information for all historical periods presented herein reflects the results of the Hulu Live Business prepared on a carve-out basis and excludes the results of the historical Fubo business. As a result, the historical results of the Hulu Live Business are not necessarily comparable to the results of the Company following the Business Combination

To facilitate comparability between periods, we have also included supplemental unaudited pro forma condensed combined financial information, including Pro Forma Revenue and Pro Forma Net Income (Loss), giving effect to the Business Combination as if it had been consummated at the beginning of the first period presented. The unaudited pro forma condensed combined financial information has been prepared in accordance with U.S. GAAP and Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information is based on the historical combined carve-out financial statements of the Hulu Live Business and the historical consolidated financial statements of Fubo, as adjusted to give effect to the Business Combination and related transactions. This information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

Prior to the closing of the Business Combination, the Hulu Live Business’s fiscal year ended on the Saturday closest to September 30, and the Company’s historical fiscal year end was December 31. Effective as of the Closing Date, the Company changed its fiscal year end to September 30, with its first full fiscal year following the Closing Date to end on September 30, 2026.

9

Key Performance Metrics and Non-GAAP Financial Measures

Total Subscribers

Total Subscribers represent the total number of subscribers to our live TV streaming services, including Fubo and Hulu + Live TV, who have completed registration, have activated a payment method (reflecting one paying subscriber per plan), and from whom payment was collected during the month ending the relevant period. Subscribers participating in free or trial offerings are excluded from this metric. We believe the number of total paid subscribers is a useful metric for gauging the size of our user base following the business combination with Hulu + Live TV. For comparative purposes, Total Subscribers for periods ended prior to the Closing Date gives effect to the Business Combination as if it had been completed at the beginning of such period.

Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA is a non-GAAP financial measure defined as Pro Forma Net income (Loss), adjusted for depreciation and amortization, impairment of other assets, stock-based compensation, certain litigation and transaction expenses, other (income) expense, income tax provision (benefit), and certain corporate allocation expenses. Certain litigation expenses consist of legal expenses and related fees and costs for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance, based on the several considerations which we assess regularly, including: (1) the frequency of similar cases that have been brought to date, or are expected to be brought in the future; (2) matter-specific facts and circumstances, such as the unique nature or complexity of the case and/or remedy(ies) sought, including the size of any monetary damages sought; (3) the counterparty involved; and (4) the extent to which management considers these amounts for purposes of operating decision-making and in assessing operating performance. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV. Certain corporate allocation expenses consist of expenses related to allocations of Hulu and Disney’s corporate executive functions and other services previously provided by Hulu and Disney to the Hulu Live Business. As many of these corporate functions are redundant to those already existing at Fubo, Fubo expects to incur limited additional costs to operate as a combined public company that are not based on the commercial arrangements effective as of the Closing Date.

Pro Forma Adjusted EBITDA Margin

Pro Forma Adjusted EBITDA Margin is a non-GAAP financial measure defined as Pro Forma Adjusted EBITDA divided by Pro Forma Revenue.

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this letter, including Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

10

The following tables include reconciliations of the non-GAAP financial measures used in this letter to their most directly comparable GAAP financial measures.

FuboTV Inc.

Reconciliation of Pro Forma Net Income (Loss) to Non-GAAP Pro Forma Adjusted EBITDA

(in thousands)

	Three Months Ended
	December 31, 2025	September 27, 2025	June 28, 2025	March 29, 2025	December 28, 2024

Reconciliation of Pro Forma Net Income (Loss) to Pro Forma Adjusted EBITDA
Pro Forma net income (loss)	$(46,388)	$(96,253)	$(71,970)	$120,576	$(130,379)
Depreciation and amortization	27,367	46,579	46,580	46,570	46,218
Impairment of other assets	-	-	-	-	3,813
Stock-based compensation	18,240	14,068	12,832	3,075	23,680
Certain litigation and transaction expenses(1)	36,793	7,664	8,271	10,629	43,810
Other (income) expense	(8,808)	(528)	(564)	(220,996)	(160)
Income tax provision (benefit)	367	(3,410)	(63)	4,433	37
Certain corporate allocation expenses(2)	13,825	35,936	35,923	37,120	35,026
Pro Forma Adjusted EBITDA	41,396	4,056	31,009	1,407	22,045

Pro Forma Adjusted EBITDA	41,396	4,056	31,009	1,407	22,045
Divide:
Pro Forma Revenue	1,683,120	1,501,733	1,483,785	1,564,316	1,588,439
Pro Forma Adjusted EBITDA Margin	2.5%	0.3%	2.1%	0.1%	1.4%

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV.
(2)	Certain corporate allocation expenses consist of expenses related to allocations of Hulu and Disney’s corporate executive functions and other services previously provided by Hulu and Disney to the Hulu Live Business. As many of these corporate functions are redundant to those already existing at Fubo, Fubo expects to incur limited additional costs to operate as a combined public company that are not based on the commercial arrangements effective as of the Closing Date.

11

FuboTV Inc.

Reconciliation of Pro Forma Net Income (Loss) to Non-GAAP Pro Forma Adjusted EBITDA (TTM)

(in thousands)

Trailing Twelve Months Ended
December 31, 2025

Reconciliation of Pro Forma Net Income (Loss) to Pro Forma Adjusted EBITDA
Pro Forma net income (loss)	$(94,035)
Depreciation and amortization	167,096
Stock-based compensation	48,215
Certain litigation and transaction expenses(1)	63,357
Other (income) expense	(230,896)
Income tax provision (benefit)	1,327
Certain corporate allocation expenses(2)	122,804
Pro Forma Adjusted EBITDA (TTM)	77,868

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV.
(2)	Certain corporate allocation expenses consist of expenses related to allocations of Hulu and Disney’s corporate executive functions and other services previously provided by Hulu and Disney to the Hulu Live Business. As many of these corporate functions are redundant to those already existing at Fubo, Fubo expects to incur limited additional costs to operate as a combined public company that are not based on the commercial arrangements effective as of the Closing Date.

12

# # #

Contacts

Investor Contacts:

Ameet Padte, Fubo

ameet@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts:

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv

13